UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179

(Address of principal executive offices)

305-770-4488

 (Issuer's telephone number)

 (Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 None-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.

On September 19, 2008, in connection with the preparation of the amended registration statement on Form S-1 of Adrenalina (the “Company”) in response to comments issued by the Securities and Exchange Commission (the “SEC”), the Company’s Board of Directors based on the advise rendered by and following discussions with the Company’s independent registered public accounting firm on September 19, 2008, determined that its previously issued financial statements as of and for the years ended December 31, 2007 and 2006, as included in its Annual Report on Form 10-KSB as filed with the SEC on April 15, 2008 (the “Form 10-KSB”), and as of and for the quarters ended March 31, 2008 and June 30, 2008 should no longer be relied upon as a result of incorrect accounting for the beneficial conversion feature on its convertible debt. As advised by the independent accountants, this error occurred because the Company incorrectly applied a marketability discount to the market value of its common stock based on a limited history and insufficient trading volume, which was then used to calculate the fair value of the embedded instruments. For the year ended December 31, 2007, the correction of these errors resulted in the reduction in the carrying amount of the debt due to an increase in the debt discount and an increase in the equity by approximately $1,698,000, as well as an understatement of non-cash interest expense and net loss by approximately $31,700.

Previously, on April 1, 2008, during the preparation of the 2007 financial statements, the Company discovered it had made an error in the prior period related to the accounting for film costs.  The Company determined that it had inadvertently included excess income in its calculation of ultimate revenue as defined in SOP 00-2 that extended the life of the existing libraries beyond their realizable lives.  This error resulted in the overstatement of the 2006 film costs and the understatement of the Company’s net loss by approximately $621,000. For financial reporting purposes, this error has been accounted for as a prior period adjustment in accordance with Statement of Financial Accounting Standard (SFAS) No. 154, “Accounting for Changes and Error Corrections”.  These financial statements had been included in the Company’s Current Report on Form 8-K that was filed on October 26, 2007. The Company has restated the 2006 consolidated statements of operations, cash flows and equity.

Effects of Restatement Relating to Incorrect Accounting for the Beneficial Conversion Feature on Convertible Debt

The effects of the restatement on loss attributable to common shareholders for the year ended December 31, 2007 are summarized as follows:

Net loss attributable to common shareholder, as previously reported	$(5,766,953)
Error related to debt discount and amortization expense	(31,711)
As restated	$(5,798,664)
Accumulated deficit, as previously reported	$(9,407,888)
Error related to debt discount and amortization expense	(31,711)
As restated	$(9,439,599)

Revenue and Expense Adjustments

Set forth below are the condensed adjustments to the Company’s previously issued consolidated statement of operation for the year ended December 31, 2007 (amounts in thousands, except for loss per share):

	As previously		As
	Reported	Adjustments	Reported
Total Revenues	$3,254	$-	$3,254
Total cost of revenue	2,268	-	2,268
Gross Profit	986	-	986
Total Operating Expense	6,657	-	6,657
Other expense	96	32	128
Net loss	$(5,767)	$(32)	$(5,799)
Net loss per share	$(.32)	$(.00)	$(.32)
Common shares used in calculation	18,263	-	18,263

Cash Flow Adjustments

Set forth below are the condensed adjustments to the Company’s previously issued consolidated statement of cash flows for the year ended December 31, 2007.

	As previously Reported	Adjustments	As Reported

Net loss	$(5,767)	$(32)	$(5,799)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,351	32	1,383
Gain on sale of investment loss	(20)	-	(20)
Changes in assets and liabilities	382	-	382
Total adjustments	1,713	32	1,745
Net Cash used in Operating Activities	(4,054)	-	(4,054)

Net Cash Used in Investing Activities:	(3,424)	-	(3,424)

Net Cash Provided by Financing Activities:	7,625	-	7,625
Decrease in Cash and Cash Equivalents
Cash and Cash Equivalents -	147		147
Beginning of the Year	298		298
Cash and Cash Equivalents - End of the Year	$445	$-	$445

Effects of Restatement Relating to Incorrect Accounting for Film Costs

All restatements relating to the incorrect accounting for film costs discussed herein were reported previously in the Form 10-KSB and no additional restatements are being disclosed herein.

The effects of the restatement on loss attributable to common shareholders for the year ended December 31, 2006 and the accumulated deficit as of January 1, 2007 are summarized as follows:

Net loss attributable to common shareholder, as previously reported	$(2,444,609)
Error related to the amortization of Film Costs	(621,090)
As restated	$(3,065,699)
Accumulated deficit, as previously reported	$(3,019,845)
Error related to the amortization of Film Costs	(621,090)
As restated	$(3,640,935)

Revenue and Expense Adjustments

Set forth below are the condensed adjustments to the Company’s previously issued consolidated statement of operation for the year ended December 31, 2006 (amounts in thousands, except for loss per share):

	As previously Reported	Adjustments	As Reported

Total Revenues	$2,374	$-	$2,374
Total cost of revenue	1,168	-	1,168
Gross Profit	1,206	-	1,206
Selling, general and administrative	2,810	-	2,810
Depreciation and amortization	663	621	1,381
Other expense	81	-	81
Net loss	$(2,445)	$(621)	$(3,066)
Net loss per share	(.14)	(.03)	(.17)
Common shares used in calculation	18,000	-	18,000

Cash Flow Adjustments

Set forth below are the condensed adjustments to the Company’s previously issued consolidated statement of cash flows for the year ended December 31, 2006:

	As previously Reported	Adjustments	As Reported

Net loss	$(2,445)	$(621)	$(3,066)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	663	621	1,381
Impairment loss	98	-	98
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(50)	-	(50)
Merchandise inventories	(742	-	(742)
Prepaid expenses and other assets	(52)	-	(52)
Accounts payable and accrued liabilities	354	-	353
Total adjustments	368	621	988
Net Cash used in Operating Activities	(2,166)	-	(2,076)

Cash Flows from Investing Activities:
Incurred film cost	(853)	-	(853)
Purchase of property and equipment	(1772)	-	(1,492)
Net Cash Used in Investing Activities:	(2625)	-	(2,625)
Cash Flows from Financing Activities:
Proceeds from related party advance	251	-	251
Repayment of short-term related party note	(35)	-	(35)
Issuance of affiliate note receivable	(1,493)	-	(1,493)
Proceeds from member note	5,487	-	5,487
Net Cash Provided by Financing Activities:	4,210	-	4,210
Decrease in Cash and Cash Equivalents	(491)	-	(491)
Cash and Cash Equivalents - Beginning of the Year	789	-	789
Cash and Cash Equivalents - End of the Year	$298	$-	$298

The Company’s Chief Financial Officer has discussed this matter with its independent registered public accounting firm.  The restated financial statements will be included in a footnote to the Company’s Form 10-KSB for December 31, 2007 as agreed to with the staff of the SEC.

The foregoing description of the new financial statements is not a complete.  You are urged to read the complete Form 10-KSB for the year ended December 31, 2007, copies of which may be found after filing on the website of the SEC at www.sec.gov.

On October 17, 2008, the Company provided its independent registered public accounting firm with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that the independent registered public accounting firm furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.  Such letter is filed herewith as Exhibit 7.1.

   Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits .

    Exhibit Index

7.1	Letter from Goldstein Schechter Koch Price Lucas Horwitz & Co., P.A. regarding non-reliance upon previously issued financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adrenalina

Date: October 17, 2008	By:	/s/ Jeffrey Geller
Jeffrey Geller
President and Chief Operating Officer